Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 33-92724 and No. 333-29907) pertaining to the Louis Dreyfus Natural Gas Corp. Stock Option Plan of our report dated February 4, 1999, with respect to the consolidated financial statements and schedule of Louis Dreyfus Natural Gas Corp. included in the Annual Report on Form 10-K for the year ended December 31, 1998.



                                       ERNST & YOUNG LLP

Oklahoma City, Oklahoma
March 22, 1999